EUROTELECOM COMMUNICATIONS, INC.
                          EMPLOYEE SHARE OPTION SCHEME









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                                TABLE OF CONTENTS



 1          Definitions                                                        1
 PART A - APPROVED OPTIONS                                                     4
 2          Grant of Options                                                   4
 3          Rights to exercise Options                                         5
 4          The Exercise of Options                                            7
 5          Adjustment of Options                                              7
 6          Administration                                                     8
 7          General                                                            8
 8          Alterations                                                        8
 PART B - UNAPPROVED OPTIONS                                                  10
 9          Grant of Unapproved Options                                       10
 10          No Inland Revenue approval                                       10
 11          Option Price                                                     10
 12          Limit of four times Relevant Remuneration                        10
 13          No(pound)30,000 limit                                            10
 14          Eligibility                                                      11
 15          PAYE                                                             11





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                        EUROTELECOM COMMUNICATIONS, INC.

                          EMPLOYEE SHARE OPTION SCHEME

          (as adopted by Resolution of the Directors on 28 March 2000)


         The purpose of this Scheme is to attract and retain and provide share-related incentives to employees, directors and consultants of the Group and to thereby increase overall shareholder value.

1        DEFINITIONS

1.1 In this Scheme, except where inconsistent with the subject or context, words or expressions defined in or bearing a specific meaning for the purposes of Schedule 9 to the Income and Corporation Taxes Act 1988 and every statutory modification or re-enactment thereof or a relevant provision thereof shall bear the same meaning, and the words and expressions set out below shall bear the following respective meanings, namely:

         the Auditors               the auditors for the time being of the
                                    Company

         the Company                EuroTelecom Communications, Inc.

         Date of Grant              the date on which an Option is granted

         the Directors              the Board of Directors of the Company or a
                                    duly authorised committee thereof (having at least 2 members) to whom the Directors may delegate their authority to operate this Scheme (provided that all the members of any such Committee must be Non-Employee
                                    Directors)

         Eligible Employee          any Full-time director or any employee
                                    (other than one who is a director) of any member of the Group, but excluding any Excluded Person

         Equity Shares Ordinary Shares and any other class of equity shares of common stock in the Company which carries rights to participate in the profits of the Company otherwise than solely by way of dividends at a fixed rate

         Excluded Person            any person who has (or has within the
                                    preceding 12 months had) a material interest in the Company (if then a close company) or a company which is a close company and either controls the Company or is a member of a consortium which owns the Company and/or any person who is not resident in the UK either at the date of grant or upon the date of intended exercise of his Option (as the case may be)

         Full-time                  required to devote substantially the whole
                                    of his working time to the business of the Group and required under his terms of service to work for his employing company for no less than 25 hours per week
                                    (excluding meal breaks)

         the Group                  the Company and any Subsidiary designated by
                                    the Directors as a member of the Group for the purposes of this Scheme or, where the context permits, any one or more of them the London Stock Exchange  London Stock Exchange Limited

         Non-Employee Directors     as defined in Rule 16b-3(b)(3)(i)
                                    promulgated pursuant to the Securities
                                    Exchange Act of 1934 of the United States
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         Option                     a non-transferable right to acquire Ordinary
                                    Shares granted to an Eligible Employee in pursuance of this Scheme and for the time being subsisting

         Option Holder              a person holding an Option or, where the
                                    context requires or permits, his legal
                                    personal representatives (but so that, in the event of the insolvency of an Option
                                    Holder, all his Options shall lapse)

         Option Period              a period of ten years commencing on the Date
                                    of Grant of an Option

         Option Price               a price per Ordinary Share equal to
                                    whichever shall be the greater of:

                                    (a) its market value as at the Date of Grant
                                        as determined:

                                        (i)  by the Directors by taking the
                                             arithmetical average of its middle
                                             market quotations as recorded in
                                             the Daily Official List of the
                                             London Stock Exchange on the three
                                             dealing days preceding the related
                                             Date of Grant if at that time the
                                             Ordinary Shares are listed by the
                                             London Stock Exchange, such average
                                             to be rounded upwards to the
                                             nearest pence; or

                                        (ii) on any day when the Ordinary Shares
                                             are not so listed or such middle
                                             market quotations are not
                                             available, the market value of an
                                             Ordinary Share determined in
                                             accordance with the provisions of
                                             Part VIII of the Taxation of
                                             Chargeable Gains Act 1992 and
                                             agreed for the purposes of the
                                             Scheme with the Inland Revenue
                                             Shares Valuation Division on or
                                             within 30 days before that day; and

                                    (b) its par value;

                                    or in either case (when applicable) such price as from time to time adjusted pursuant to this Scheme

         Ordinary Shares            shares of Class A common stock, par value
                                    $0.01 per share, in the capital of the
                                    Company which comply with the requirements of paragraphs 10 to 14 of Schedule 9 to the Taxes Act

         Relevant Conditions        objective and relevant conditions as to the
                                    performance of the Company and/or the Option
                                    Holder which:

                                    (a) must be satisfied in order that an
                                        Option granted to such Option Holder may be exercised under all, any or some only (as determined in the discretion of the Directors prior to the related Date of Grant) of the paragraphs of this Scheme (including without limitation upon or in consequence of a general offer under paragraph 3.5);

                                    (b) shall have been determined by the
                                        Directors (if at all) on or prior to the related Date of Grant; and

                                    (c) shall be notified to the Option Holder
                                        on his Option certificate by way of an
                                        appendix thereto

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         Relevant Event             any variation in the share capital of the
                                    Company arising from any reduction of
                                    capital or sub-division or consolidation of capital or issue of shares by way of capitalisation of profits or reserves or by way of rights (including in the latter case an offer to holders of Ordinary Shares to subscribe additional shares proportionately to their existing shareholdings whether or not such additional shares are provisionally allotted on a nil paid basis)

         this Scheme                this Scheme in its present form or as from
                                    time to time altered in accordance with the provisions hereof

         Subsidiary                 any company which is for the time being
                                    under the control of the Company

         the Taxes Act              the Income and Corporation Taxes Act 1988 of
                                    the United Kingdom

1.2      References to paragraphs are to paragraphs of this Scheme.

1.3 References in this Scheme to statutory provisions shall extend to any statutory modification or re-enactment thereof.






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                            PART A - APPROVED OPTIONS

     (AS APPROVED BY THE INLAND REVENUE ON 19 MAY 2000 REFERENCE X20607/PAM)

2        GRANT OF OPTIONS

2.1 Subject to the restrictions hereinafter contained, the Directors may from time to time at their discretion and subject to such Relevant Conditions as they may determine grant or procure that there is granted to any Eligible Employee an Option to acquire Ordinary Shares at the applicable Option Price.

2.2 Other than in circumstances considered by the Directors to be exceptional, Options shall only be granted:

         (a)      within 42 days after the date of adoption of this Scheme; or

         (b) within the 42 days next following the announcement of the Company's final or interim results in respect of any financial period.

2.3 No Option shall be granted after the tenth anniversary of the date of adoption of this Scheme.

2.4 No Option shall be granted under this Scheme (either Part A or Part B) if, as a result:

         (a) the aggregate number of Ordinary Shares which might fall to be or have already been issued within the preceding ten years pursuant to grants or awards made following the quotation of the Company's Ordinary Shares on the Alternative Investment Market of the London Stock Exchange under all employee share option or other employees' share schemes established by the Company (excluding options granted under any savings related share option scheme), would exceed 5% of the then issued and outstanding Ordinary Shares; or

         (b) the aggregate number of Ordinary Shares which might fall to be or have already been issued within the preceding ten years pursuant to grants or awards made following the quotation of the Company's Ordinary Shares on the Alternative Investment Market of the London Stock Exchange under all employee share option or other employees' share schemes established by the Company would exceed 10% of the then issued and outstanding Ordinary Shares; or

         (c) the aggregate number of Ordinary Shares which might fall to be or have already been issued pursuant to grants or awards made following the quotation of the Company's Ordinary Shares on the Alternative Investment Market of the London Stock Exchange under all employee share option or other employees' share schemes established by the Company (other than any savings related share option scheme) and granted in any three-year period would exceed 3% of the then issued and outstanding Ordinary Shares immediately before such grant.

2.5 No Option shall be granted under this Part A of this Scheme to an Eligible Employee if the aggregate Option Price of the Ordinary Shares comprised therein, when added to the aggregate of the market value of shares which may be acquired under any subsisting Options granted to him under this Part A of this Scheme or any other share option scheme approved under Schedule 9 to the Taxes Act and established by the Company or an associated company thereof (not being a savings-related share option scheme and excluding, for the avoidance of doubt, part B of this Scheme), would exceed, or further exceed, (pound)30,000 or such other limit as may apply from time to time under paragraph 28 of
         Schedule 9 to the Taxes Act. For the purposes of this rule, the market value shall be as determined at the time of grant of the options under the rules of the relevant share option scheme.

2.6 No Option shall be granted to an Eligible Employee within the period of two years next preceding his sixty-fifth birthday, unless the Directors shall in their absolute discretion on a case by case basis allow such a grant to recognise an employee's valuable contribution to the Company.

                                      -4-
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2.7      No payment shall be required for the grant of any Option. Each Option shall be granted by means of a certificate executed as a deed by the Company which shall be issued to the Option Holder as soon as reasonably practicable following the Date of Grant of the related Option and shall specify the number of Ordinary Shares subject to the Option and the Option Price. The date upon which the Directors resolve to grant an Option unconditionally shall constitute for all purposes the Date of Grant of such Option and such date shall be specified in the Option certificate if different from the date of execution of such certificate.

2.8 An Option Holder may renounce their Option by giving notice in writing. The notice must be received not later than 28 days after the Date of Grant of that Option. If this is done, the Option shall be deemed never to have been granted.

3        RIGHTS TO EXERCISE OPTIONS

3.1 Save as hereinafter provided, an Option may not be exercised in whole or in part:

         (a) before the expiration of a period of three years commencing on its Date of Grant (unless the Directors at their discretion determine in relation to a particular Option before it is granted that it can be exercised earlier and so specify in the Option certificate); and

         (b) unless and until any applicable Relevant Conditions have been satisfied.

         Thereafter an Option may, subject as herein after provided, be exercised in whole or in part at any time or times until the expiration of the Option Period.

3.2 If an Option Holder dies whilst any Option remains available for future exercise by him, such Option may be exercised at any time during the period of 12 months from the date of his death or until sooner expiry of the Option Period (provided that he was not at the date of death an Excluded Person), notwithstanding that such exercise occurs before the third anniversary of its Date of Grant but subject to satisfaction of any applicable Relevant Conditions. To the extent that any Option so exercisable is not exercised within such period of 12 months, it shall forthwith lapse.

3.3 If an Option Holder ceases to be an Eligible Employee by reason of any of the following circumstances, namely:

         (a)      retirement at or after his sixty-fifth birthday; or

         (b) retirement with the consent of the Directors before his sixty-fifth birthday; or

         (c) injury or disability (evidenced to the satisfaction of the Directors) or dismissal for redundancy (within the meaning of the Employment Rights Act 1996); or

         (d) the company by which he is employed (or of which he is a Full-time director) leaving the Group; or

         (e) the transfer or sale of the undertaking or part-undertaking, in which the Option Holder is employed (or of which he is a Full-time director), to a person other than a member of the Group;

         his Option shall subject to satisfaction of any applicable Relevant Conditions become or remain exercisable by him for a period of six months from the date on which he ceased to be such an employee, notwithstanding that exercise occurs before the third anniversary of the Date of Grant of such Option but provided that such exercise occurs before the expiration of the Option Period. To the extent that any Option so exercisable is not exercised within such period of six months, it shall forthwith lapse.

3.4 Save as hereinbefore provided, if an Option Holder ceases to be an employee or director of the Group any Options shall forthwith lapse unless the Directors shall in their absolute discretion allow such Option Holder to exercise his Options on a once and for all basis during a period not exceeding twelve months as determined by the Directors, and upon expiry of such period, such Options shall lapse.

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3.5      If in consequence of an offer made to the holders of the Equity Shares
         (being an offer made in the first instance on a condition such that, if it is satisfied, the offeror will have control of the Company) or otherwise, any person or persons acting in concert shall have obtained control of the Company, then the Directors shall as soon as practicable thereafter notify every Option Holder accordingly and each Option Holder shall be entitled at any time within the period of six months after such control has been obtained, subject to the limitations imposed by paragraphs 3.1(b), 3.2, 3.3 and 3.4, to exercise any Option notwithstanding that such exercise occurs before the third anniversary of its Date of Grant. To the extent that it has not been exercised, any Option shall upon the expiration of such period lapse: provided that if, during such period, any such person becomes entitled to exercise rights of compulsory acquisition of Equity Shares pursuant to Part XIIIA of the Companies Act 1985 and gives notice in writing to any holders of Equity Shares that he intends to exercise such rights, Options shall remain exercisable to the extent aforesaid until one month from the date of such notice and to the extent that they have not been exercised shall thereupon lapse.

3.6.1    If any company ("the Acquiring Company"):

         (a) obtains control of the Company as a result of making a general offer:

                  (i) to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

                  (ii)     to acquire all the Ordinary Shares;

         (b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986; or

         (c) becomes bound or entitled to acquire shares in the Company under sections 428 to 430 of that Act or Articles 421 to 423 of that Order,

         any Option Holder may at any time within the Appropriate Period, by agreement with the Acquiring Company, release his rights under this Scheme (in this paragraph 3.6 referred to as "the Old Rights") in consideration of the grant to him of rights (in this paragraph 3.6 referred to as "the New Rights") which are equivalent to the Old Rights but relate to shares in a different company (whether the Acquiring Company itself or a company which has control of the Acquiring Company or a company which either is, or has control of a company which is a member of a consortium owning either the Acquiring Company or a company having control of the Acquiring Company).

3.6.2    In paragraph 3.6.1 above the "Appropriate Period" means:

         (a) in a case falling within paragraph 3.6.1(a), the period of six months beginning with the time when the person making the offer has obtained control of the Company and any conditions subject to which the offer is made is satisfied;

         (b) in a case falling within paragraph 3.6.1(b), the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

         (c) in case falling within paragraph 3.6.1(c), the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph.

3.6.3    The New Rights shall not be regarded for the purposes of this paragraph
         3.6 as equivalent to the Old Rights unless:

         (a) the shares to which they relate satisfy the conditions specified, in relation to scheme shares, in paragraphs 10 to 14 of Schedule 9 to the Taxes Act;

         (b) the New Rights will be exercisable in the same manner as the Old Rights and subject to the provisions of this Scheme as it had effect immediately before the release of the Old Rights; and

         (c) the total market value, immediately before the release, of the Ordinary Shares which were subject to the Option Holder's Old Rights is equal to the total market value, immediately after the grant, of the shares in respect of which the New Rights are granted to the Option Holder; and

         (d) the total amount payable by the Option Holder for the acquisition of shares in pursuance of the New Rights is equal to the total amount that would have been payable for the acquisition of Ordinary Shares in pursuance of the Old Rights.

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3.7      If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, every Option shall be exercisable (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the general meeting concluded or adjourned sine die, whichever shall first occur, subject to the limitations imposed by paragraphs 3.1(b), 3.2, 3.3 and 3.4. If such resolution is duly passed all Options shall to the extent that they have not been exercised thereupon lapse.

3.8 If, pursuant to paragraph 3.6, an Option Holder releases his Option in consideration of the grant to him of an equivalent option ("the New Option") to acquire shares in the Acquiring Company or a company which has control of the Acquiring Company, then in relation to the New Option references to "the Company" shall be construed as references to the company whose shares are the subject of the New Option in the definitions of "Ordinary Shares" and "Relevant Event" and for the purposes of this Scheme where the context so requires.

3.9 Notwithstanding any of the foregoing, no Option may in any event be exercised by an Option Holder who is at the time of such exercise an Excluded Person.

4        THE EXERCISE OF OPTIONS

4.1 To exercise an Option, an Option Holder must deliver to the Secretary of the Company a notice in writing specifying the number of Ordinary Shares in respect of which the Option is being exercised and accompanied by payment in full of the aggregate Option Price; the date of receipt of such notice by the Company shall constitute for all purposes the date of exercise of such Option.

4.2 Unless prior to the exercise of an Option the Ordinary Shares acquired upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 of the United States, as amended ("the Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation by the Option Holder to the Company that such shares are being acquired for investment only and not with a view to the sale or distribution thereof except in compliance with the Company's Charter and US and UK securities laws (unless, in the opinion of the Company's legal advisers such representation is not necessary to comply with the Securities Act), and the certificate evidencing such Ordinary Shares shall bear such restrictive legend as may be required by the Company or its Charter.

4.3 All issues or transfers of Ordinary Shares will be made within 30 days of the date of exercise of the related Option, and will be subject to such consents (if any) of HM Treasury or other authorities as may for the time being be necessary and it shall be the responsibility of the Option Holder:

         (a) to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent; and

         (b) in the case of a transfer of Ordinary Shares, to pay the requisite stamp duty or stamp duty reserve tax.

4.4 If under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option, a dividend is to be or is proposed to be paid to holders of Ordinary Shares on the register on a date after such date of exercise, any Ordinary Shares to be issued upon such exercise will not rank for such dividend. Subject as aforesaid the Ordinary Shares so to be issued shall be identical and rank pari passu in all respects with the fully paid Ordinary Shares then in issue.


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4.5      No Option shall be capable of exercise in part (other than as to the full extent then exercisable) as to less than 100 Ordinary Shares.

5        ADJUSTMENT OF OPTIONS

         Upon the occurrence of any Relevant Event the number of Ordinary Shares comprised in each Option and/or the Option Price thereunder may, subject to the prior approval of the Inland Revenue, be adjusted in such manner (not excluding retrospective adjustment where a Relevant Event occurs after the date of exercise of an Option but the record date relating to such Relevant Event precedes such date of exercise) as the Directors (with the written concurrence of the Auditors that in their opinion the adjustments proposed are fair and reasonable) may deem appropriate in that such adjustment is necessary to take account of any variation in the share capital of the Company; provided always that:

         (a) no adjustment shall be made so as to reduce the Option Price per Ordinary Share to an amount less than the par value per share; and

         (b) subject to sub-clause (a) above, no increase shall be made in the aggregate Option Price relating to any Option.

         Notice of any such adjustments shall be given to Option Holders by the Directors, who may call in Option certificates for endorsement or replacement.

6        ADMINISTRATION

6.1 Any notice or other document which the Company is required or may desire to give to any Option Holder pursuant to this Scheme shall be sufficiently given if delivered to him (if he is still an Eligible Employee) at his place of work or sent through the post in a pre-paid cover addressed to the Option Holder at his address last known to the Company and if so sent shall be deemed to have been duly given on the date of posting. Any document so sent to an Option Holder shall be deemed to have been duly delivered notwithstanding that he be then deceased (and whether or not the Company has notice of his death) except where his legal personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

6.2 Option Holders not otherwise entitled thereto shall be sent copies of all notices and (so far as appropriate) other documents sent by the Company to its Ordinary Shareholders generally.

6.3 The Directors shall have power from time to time to make or vary regulations for the administration and operation of this Scheme provided that such regulations are not inconsistent with the provisions of this Scheme.

7        GENERAL

7.1 The Directors shall at all times keep available and reserved for issue such authorised and unissued Ordinary Shares as may be required to meet the subsisting rights of Option Holders.

7.2 The decision of the Directors in any dispute or question affecting any Option Holder shall be final and conclusive subject to the concurrence of the Auditors whenever required under the provisions of this Scheme.

7.3 The Company by the vote of the shareholders, or the Directors, may at any time resolve to terminate this Scheme in which event no further Options shall be granted but the provisions of this Scheme shall in relation to Options then subsisting continue in full force and effect.

7.4 An Option or the benefit thereof shall not (except as may be required by taxation law) form part of the emoluments of an Option Holder or count as wages or remuneration and shall not be pensionable. In no circumstances shall an Option Holder on ceasing to be an employee of the Group for any reason be entitled to, or claim as against any member or former member of the Group any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Options then held by him or otherwise in connection with this Scheme.

7.5 The rules of this Scheme shall be interpreted in accordance with English law.

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8        ALTERATIONS

         This Scheme may be altered by the Directors from time to time subject to the following provisions:

         (a)      the provisions of this Scheme relating to:

                  (i) the persons to whom, or for whom, securities are provided under this Scheme (the "participants");

                  (ii) limitations on the number or amount of the securities subject to this Scheme;

                  (iii)    the maximum entitlement for any one participant;

                  (iv) the basis for determining a participant's entitlement to, and the terms of, securities to be provided and for the adjustment thereof (if any) in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital;

                  cannot be altered to the advantage of participants, without the prior approval of the Company's shareholders (except for minor amendments to benefit the administration of this Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in this Scheme or for the Company or for members of the Group);

         (b) no alteration to Part A of this Scheme shall become effective until it has been approved by the Board of Inland Revenue;

         (c) save in order to maintain the approval of Part A of this Scheme by the Board of Inland Revenue, no alteration shall be effective to abrogate or alter adversely any of the subsisting rights of Option Holders except with such consent or sanction on the part of the Option Holders as would be required under the provisions of the Company's Certificate of Incorporation if the Options constituted a single class of shares (or, where the Directors deem it appropriate, two or more classes of shares according to the periods, as determined by the Directors, in which the Dates of Grant fall) and as if such provisions applied mutatis mutandis thereto.

         (d) the Directors may only make alterations to the Relevant Conditions applying to an Option if an event or events happen which mean that the original Relevant Conditions are no longer achievable and they may only make such alterations:

                  (i) as the auditors for the time being of the Company shall have confirmed in writing to be in their opinion fair and reasonable and not more onerous than before the alteration; and

                  (ii) to the extent that the Relevant Conditions following such alteration are in their reasonable opinion and taken as a whole no less onerous than the original Relevant Conditions.




                                      -9-
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                           PART B - UNAPPROVED OPTIONS



9        GRANT OF UNAPPROVED OPTIONS

         The Directors may, notwithstanding any other provision of this Scheme, grant Options which do not attract the tax reliefs available by virtue of Section 185 of the Taxes Act. To every such Option (an "Unapproved Option") Part A of this Scheme shall apply save only as modified by the provisions of this Part B.

10       NO INLAND REVENUE APPROVAL

         No Inland Revenue approval or consent shall be necessary, and accordingly:

         (a) the definition of "Option Price" and paragraphs 3 and 5 of Part A shall, in their application to Unapproved Options, be so read and construed;

         (b)      paragraph 8 (b) of Part A shall not apply; and

         (c) paragraph 8 (c) of Part A shall, in its application to Unapproved Options, be so read and construed.

11       OPTION PRICE

         The definition of Option Price shall be amended, inserting the following wording at the end of the definition: "plus an amount ("A") equal to the amount of employer's national insurance contributions at the rate prevailing at the date the gain arises in relation to the Option, on the amount of gain per share which would arise if the exercise price did not include A, provided that such price shall not be less than the par value per Ordinary Share".

12       LIMIT OF FOUR TIMES RELEVANT REMUNERATION

         No Option shall be granted to an Eligible Employee if, as a result, the aggregate market value (as at the respective Dates of Grant) of Equity Shares which might fall to be or have been acquired by him pursuant to grants or awards made following the quotation of the Company's Ordinary Shares on the Alternative Investment Market of the London Stock Exchange under any employee share option scheme or other employee share scheme adopted by the Company or any Subsidiary (other than any savings-related share option scheme) and granted within the immediately preceding ten years, would exceed four times his Relevant Remuneration. The following definitions shall apply for the purposes of this provision:

         Relevant Remuneration      the Remuneration of an Eligible Employee
                                    from the Group for the current or
                                    immediately preceding year of assessment
                                    (whichever is the greater): provided that, where there is no such Remuneration for the preceding year of assessment, there shall be substituted such Remuneration for the period of 12 months beginning with the first day during the year of assessment in respect of which such Remuneration shall have been paid

         Remuneration               such emoluments of the office or employment
                                    by virtue of which any employee is an
                                    Eligible Employee as are liable to be paid under deduction of United Kingdom income tax pursuant to Section 203 of the Taxes Act (or would be so liable if the employee and his employing company were both resident in the United Kingdom) after deducting therefrom amounts included (or which would be so included) by virtue of Chapter II of Part V of the Taxes Act

         For the purposes of this provision, the term "Option" includes any Option which has been surrendered or which has otherwise lapsed.


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

13       NO (POUND) 30,000 LIMIT

         Paragraph 2.5 of Part A shall not apply.

14       ELIGIBILITY

14.1 The definition of "Eligible Employee" shall in its application to Unapproved Options be extended to include any director or consultant (not being an employee) of any member of the Group and all references to "Full-time" in relation to any director shall, in relation to Unapproved options, be deleted.

14.2 References in paragraphs 3.3 and 3.4 to an Option Holder ceasing to be an Eligible Employee shall be read and construed as references to the cessation of the directorship or consultancy of any Option Holder who is not an employee.

14.3 In relation to an Option Holder who is neither an employee or a director, paragraphs 11, 12 and 15 of this Scheme shall not apply.

15       PAYE

15.1 It shall be a term of all Options granted under this Part B of this Scheme, and a condition of the right to exercise, or release for consideration, all such Options that, if the exercise or release of an Option gives rise to a liability of any member of the Group under
         Section 203FB of the Taxes Act or otherwise pursuant to the United Kingdom's Pay-as-you-Earn ("PAYE") system (or any other equivalent withholding tax system in any other applicable jurisdiction), such member of the Group shall (to the extent permitted by law) be entitled to withhold from such Option Holder's salary or other payments due to him, and/or the Option Holder shall be required to pay to such member of the Group, as a condition of such exercise or release, the material amount. For this purpose, the "material amount" is the amount which such member of the Group is required to pay to the Inland Revenue (or other relevant taxing authority) or, at the discretion of the Directors, an amount equal to a specific percentage of such gain (not being greater than the highest marginal rate of income tax at the material time).

15.2 Any such payment by an Option Holder shall be made within such period as the relevant member of the Group shall notify to him in writing, provided that not less than one month's notice shall be given. The Company may refuse to permit (a) the exercise of any Option or (b) the release of any Option for consideration if any such payment is not satisfied by the Option Holder within such period as shall have been notified in writing to him.

15.3 Alternatively, if the Directors so decide in their absolute discretion, the PAYE or other taxation liability falling upon any member of the Group may be satisfied by (a) the Company not releasing to the Option Holder concerned such number of Ordinary Shares (which expression shall for this purpose include other shares or securities to be issued upon such exercise) or (b) deducting from any consideration for the release of an Option granted under this Part B of this Scheme such monetary amount as shall in either case equal in value the material amount, together (where relevant) with any commission or similar reasonable costs to be reasonably and properly incurred by the Company upon the disposal of any such Ordinary Shares to fund such tax liability.

15.4 If the material amount in respect of any Option Holder shall exceed the amount payable by or in respect of that Option Holder, the relevant member of the Group shall account to such Option Holder for such excess.

15.5 Upon the exercise of an Option, each Option Holder shall appoint (irrevocably and by way of security for the performance of his or her obligations under paragraphs 15.1 to 15.4) the Company (with full power of substitution) as his attorney for the purpose of signing, in the name and on behalf of such holder, any documents required to implement the foregoing or doing any act or thing (including, without prejudice to the generality of the foregoing, the right to sell Ordinary Shares not so released as aforesaid).



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